UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2017

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Securities for Services

Base Management Fee

On April 2, 2014, Bluerock Residential Growth REIT, Inc. (the “Company”) entered into a Management Agreement (as amended by that certain First Amendment to Management Agreement dated February 11, 2015, that certain Second Amendment to Management Agreement dated August 6, 2015, and that certain Third Amendment to Management Agreement dated November 10, 2015, the “Management Agreement”) with Bluerock Residential Holdings, L.P. (the “Operating Partnership”) and the entity then serving as the Company’s external manager, BRG Manager, LLC (the “Former Manager”), pursuant to which the Former Manager administered the business activities and day-to-day operations of the Company and the Operating Partnership. Under the Management Agreement, until such date as the Company was no longer externally managed, the Former Manager was entitled to the payment of a base management fee (the “Base Management Fee”) as compensation for advisory services and certain general management services rendered thereunder.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017, on October 31, 2017 (the “Closing”), the Company consummated the internalization of its management (the “Internalization”). As a result of the Internalization, effective as of Closing, the Company is no longer externally managed. Pursuant to the terms of the Management Agreement, the Former Manager is entitled to payment of the Base Management Fee for the three months ended September 30, 2017 (the final full quarter during which the Company was externally managed). The Former Manager will further be entitled to a final pro-rated payment of the Base Management Fee for the 31-day period from October 1, 2017 through the Closing date of October 31, 2017, the amount of which will be reported once calculated and reviewed by the Company’s board of directors (the “Board”). Pursuant to the terms of the Management Agreement, the Base Management Fee is payable in quarterly installments in cash or in units of the Operating Partnership’s long-term incentive plan (“LTIP Units”), at the election of the Board, and is calculated by the Former Manager as set forth in the Management Agreement, which calculation is subject to review by the Board.

On November 1, 2017, the Former Manager provided the Board with its calculation of the quarterly installment of the Base Management Fee for the three months ended September 30, 2017. The Board, including its independent directors, having reviewed such calculation, authorized and approved payment of the quarterly installment of the Base Management Fee for the three months ended September 30, 2017 entirely in LTIP Units.

The Board, including its independent directors, further approved the issuance by the Operating Partnership to the Former Manager, on November 8, 2017 (five business days following November 1, 2017) (the “Issuance Date”), of a number of LTIP Units equal to (i) the dollar amount of the portion of the quarterly installment of the Base Management Fee payable in such LTIP Units (calculated by the Former Manager as $2,802,018), divided by (ii) the average of the closing prices of the Company’s Class A common stock, $0.01 par value per share, on the NYSE MKT on the five business days prior to the Issuance Date (the “Former Manager LTIP Units”), in payment of the quarterly installment of the Base Management Fee.

On the Issuance Date of November 8, 2017, the Former Manager calculated, as set forth in the Management Agreement, that 250,852 Former Manager LTIP Units would be issued to the Former Manager in payment of the Base Management Fee, and the Operating Partnership issued 250,852 Former Manager LTIP Units to the Former Manager in payment thereof.

The Board authorized the Company, as the General Partner of the Operating Partnership, to cause the Operating Partnership to issue the Former Manager LTIP Units to the Former Manager in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D. The Former Manager has a substantive, pre-existing relationship with the Company and is an “accredited investor” as defined in Regulation D.

The Former Manager LTIP Units shall be fully vested upon issuance, and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be settled in shares of the Company’s Class A common stock. The Former Manager will be entitled to receive “distribution equivalents” with respect to the Former Manager LTIP Units at the time distributions are paid to the holders of the Company’s Class A common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: November 9, 2017	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer